UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 18, 2015 (June 16, 2015)

Accurexa Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-54907	46-2999657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Barksdale
Newark, DE 19711

 (Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(415) 494-7850

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 16, 2015, Accurexa Inc., a Delaware corporation (“Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell, in a private placement, an aggregate of 2,250 shares of its Series A convertible preferred stock, par value $0.0001 per share (“Preferred Stock”) for gross proceeds to the Company of $2,250,000. The Preferred Stock is convertible into shares of common stock of the Company (“Common Stock”) at a conversion price of $1.25 per share. The Preferred Stock has no dividend rights or liquidation preference. If dividends are declared on the Common Stock, the holders of the Preferred Stock shall be entitled to participate in such dividends on an as-converted-to-common stock basis.  In addition, the Company will issue to the investors warrants (“Warrants”) to purchase up to 1,800,000 shares of Common Stock. The Warrants have an exercise price of $1.50 per share and are exercisable for 4 years. The offering is expected to close on or about June 22, 2015, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.  H.C. Wainwright & Co., LLC (“Placement Agent”) acted as the exclusive placement agent for the transaction.  The Placement Agent purchased securities in the offering on the same terms and conditions as the other investors.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors (“Registration Rights Agreement”), the Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants within 30 days of the closing date.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Registration Rights Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 3.1 and 1.1, respectively, which are incorporated herein by reference.

Item 3.03  Material Modifications to Rights of Security Holders

On June 17, 2015, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing and designating the Series A Preferred Stock. Each share of Series A Preferred Stock has a stated value of $1,000. Each share of Series A Preferred Stock is convertible, at any time at the option of the holder thereof, subject to certain beneficial ownership limitation, into a number of shares of Common Stock determined by dividing the stated value by the conversion price of $1.25. Series A Preferred Stock has no dividend rights or liquidation preference and has no voting rights except as provided in the Certificate of Designation or as otherwise required by law. A copy of the Certificate of Designation is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to Exhibit 2.1 attached hereto.

Item 5.03  Amendments to Articles of Incorporation or Bylaws

On June 17, 2015, the Company filed the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation, effective as of June 18, 2015, establishes and designates the Series A Preferred Stock and the rights, preferences, privileges and limitations thereof.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including, without limitation, unforeseen changes in the course of the Company’s research and development activities and clinical trials; the satisfaction of the closing conditions to the offering; the conversion of Series A Preferred Stock or exercise of the Warrants, if issued; any increase in the Company’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Form of Registration Rights Agreement dated as of June 16, 2015, by and among the Company and the purchasers.
2.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.
3.1	Form of Common Stock Purchase Warrant.
10.1	Form of Securities Purchase Agreement dated as of June 16, 2015, by and among the Company and the purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA INC.

Dated: June 18, 2015	By: /s/ George Yu
Name: George Yu
Title: President & CEO